Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
LHA	fama PR
(212) 838-3777	(617) 986-5003
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies Launches Public Offering of Common Stock and Warrants

NEW YORK, NY— 9/     /12 — Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”) (“the Company”), a leader in mobile marketing and advertising technology and services, today announced a public offering of shares of common stock together with warrants for the purchase of shares of common stock.  In addition, the Company intends to grant the underwriter a 45-day option to purchase additional shares of common stock and warrants for the purchase of shares of common stock from the Company to cover over-allotments, if any.  The Company intends to use the net proceeds from the offering for the payment of debt, working capital and general corporate purposes.

Northland Capital Markets is acting as sole book-running manager.  Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

This offering is being conducted pursuant to a shelf registration statement (File No. 333-175191) that was declared effective by the U.S. Securities and Exchange Commission on July 13, 2011.  The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming an effective part of the registration statement.  Before investing, you should read the prospectus supplement and the accompanying prospectus for information about the Company and this offering.  Copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Northland Capital Markets, 45 S. Seventh St., Suite 2000, Minneapolis, MN 55402, by calling (612) 851-5966, or by emailing Andrew Pafko, apafko@northlandcapitalmarkets.com

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Its platforms, including AD LIFE™, have provided measurable successes in over 200,000 campaigns for such clients as Macy’s, MillerCoors, and Clear Channel. Augme’s offerings allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s platforms facilitate consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns Hipcricket and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, Chicago, Tucson and London. For more information, visit www.augme.com .

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved.

Forward-Looking Statements

This release includes forward-looking statements.  All statements regarding our expected future financial position, and the potential public offering, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC, including the prospectus for the public offering. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.